UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report: September 9, 2020 (Date of earliest event reported:  September 9, 2020)

RBC BEARINGS INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	333-124824	95-4372080
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Tribology Center

Oxford, CT 06478

(Address of principal executive offices) (Zip Code)

(203) 267-7001

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	ROLL	Nasdaq NMS

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 - Corporate Governance and Management

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Director Amir Faghri’s term expired on September 9, 2020 and he did not stand for re-election to the Board of Directors of RBC Bearings Incorporated (the “Company”).

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the Company’s annual meeting of stockholders held on September 9, 2020, the stockholders (1) elected both of the Company’s nominees for director, (2) ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2021, and (3) did not approve, on an advisory basis, the compensation paid to the Company's named executive officers.

Shares were voted on these proposals as follows:

Proposal 1. The election of two directors in Class III to serve a term of three years:

Nominees	For	Withheld	Broker Non-Vote
Dr. Michael J. Hartnett	22,885,649	519,461	593,477
Dolores J. Ennico	23,087,554	317,556	593,477

Proposal 2. To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2021:

For	Against	Abstain	Broker Non-Vote
23,922,045	71,312	5,230	0

Proposal 3. The approval, on an advisory basis, of the compensation paid to the Company's named executive officers:

For	Against	Abstain	Broker Non-Vote
7,281,982	16,115,551	7,577	593,477

SIGNATURES

According to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: September 9, 2020

RBC BEARINGS INCORPORATED

By:	/s/ Joseph Salamunovich
Name: Joseph Salamunovich
Title: Vice President, General Counsel & Secretary